                                                                   EXHIBIT 10.48


                                BIO-PLEXUS, INC.
                               129 Reservoir Road
                                Vernon, CT 06066




                                October 30, 2000


Mr. Carl Sahi
389 High Street
Coventry, CT 06238

Dear Carl:

                  The purpose of this letter is to set forth our agreements with respect to your ongoing relationship with Bio-Plexus, Inc. (the "Company"). This letter agreement (the "Letter Agreement") shall constitute the agreement contemplated by that certain letter agreement dated April 28, 2000 between you and the Company (the "April 28 Letter"). By signing where indicated below you acknowledge your agreement with the terms and conditions set forth in this letter agreement.

                  1. Membership on Board of Directors.

                  You agree that if nominated, you will stand for election to the Company's Board of Directors, and, if elected, that you will serve on the Company's Board of Directors, until the 2003 annual meeting of stockholders. In connection with your service on the Board of Directors you will be entitled to the standard outside director compensation paid by the Company and to all other benefits generally available to non-employee directors.

                  2. Accrued Vacation.

                  Within five days of the execution of this Letter Agreement the Company will pay to you the amount of $70,000, less applicable withholding and other employment taxes, as partial payment for your unpaid vacation accrued during your employment with the Company. An additional $22,000 will be paid to you ratably over a six month period commencing January 1, 2001, in accordance with the Company's normal payroll practices. You agree that the foregoing amounts, once paid, shall constitute payment in full of all accrued vacation owed to you by the Company in connection with your tenure as an employee of the Company.

Carl Sahi
October 30, 2000
Page 2

                  3. Confidentiality Agreement.

                  On September 14, 2000 you executed and delivered to the Company the Employee Confidentiality Agreement, Proprietary Information and Inventions Agreement (the "Confidentiality Agreement") which all employees of the Company are obligated to sign in connection with the commencement of their employment with the Company. You and the Company acknowledge and agree that the Confidentiality Agreement shall be deemed to have been effective as to you and the Company for all periods during which you were employed with the Company and shall remain in effect pursuant to its terms subsequent to the execution of this Letter Agreement and shall apply in connection with your continuing work, if any, as a consultant for the Company as if you were an employee of the Company.

                  You agree not to contest the enforceability of the Confidentiality Agreement due to the fact that you executed the Confidentiality Agreement after you ceased your employment as a full-time employee of Company and acknowledge that the terms and conditions of the Confidentiality Agreement and of this Section 3 are reasonable and continue to be effective as provided herein.

                  Your agreements as provided in this Section 3 are a material inducement to the Company to deliver this Letter Agreement to you.

                  4. Legal Fees and Expenses.

                  Within five days of your execution and delivery of this Letter Agreement the Company will pay to you $10,000 in deferment of legal expenses you have incurred in connection with your separation from the Company.

                  5. Non-competition; Non-solicitation

                           (a) In consideration for the premises and mutual
covenants contained herein and for the compensation set forth in paragraph (c) of this Section 5, during the period commencing on the date hereof and continuing through April 28, 2002 (the "Non-compete Term"), you shall not, in any county and/or city in the State of Connecticut, the United States of America or any county or political subdivision in any state or country in the world, for any reason whatsoever, (A) engage in a Competitive Business (as hereinafter defined) whether such engagement shall be as an employer, officer, director, owner, employee, consultant, partner, member or other participant; provided, however, that you shall not be deemed to be engaged in a Competitive Business solely by your ownership of less than 5% of any class of securities of any entity or entities which class of securities have been registered under Section 12 of the Securities Exchange Act of 1934, as amended or (B) assist others, whether as a consultant, agent or independent contractor, in engaging in a Competitive Business. For purposes of this Agreement,

Carl Sahi
October 30, 2000
Page 3

"Competitive Business" shall mean any business involving the development and/or manufacture of, or sales and marketing of (i) safety products which are competitive with the Company's (1) PUNCTUR-GUARD(R) blood collection needle (2) DROP-IT(R) needle holder, (3) PUNCTUR-GUARD REVOLUTION(R) or (4) the DROP-IT(TM) Needle Disposal Container, (ii) safety products which are competitive with the Bio-Plexus Winged Set(R) and Guidewire Introducer products currently being developed by the Company and (iii) any product directly competitive with the products developed, manufactured, sold or marketed by (A) Johnson & Johnson Medical, Inc., (B) TFX Medical, a division of Teleflex Incorporated, as sold to Bard Access, a division of C.R. Bard or (C) Fresenius Medical Care Holdings, Inc.("Fresenius"), or any of their respective affiliates or permitted assignees, in each case based on technology licensed and/or sublicensed, as of the date hereof, by the Company to such entities; provided that you and the Company acknowledge and agree that as of the date hereof the Company has not yet entered into a definitive agreement with Fresenius and that the restrictions set forth in this Section 5 shall become effective as to you and the Company with respect to Fresenius upon the execution of such definitive documentation. Notwithstanding the foregoing, you may act as an employee, consultant, agent or independent contractor for an entity engaged in a Competitive Business so long as your role with such entity is not related to the Competitive Business conducted by such entity.

                  (b) In consideration for the premises and mutual covenants contained herein and for the compensation set forth in paragraph (c) of this
Section 5, during the Non-compete Term, without the prior written consent of the Company, you shall not directly induce, recruit, or solicit any officers, contractors, consultants or employees of the Company to leave the employ of the Company.

                  (c) In consideration for your agreements contained in this
Section 5, the Company shall (i) pay to you the sum of $60,000 as herein provided (the "Non-compete Cash Fee") and (ii) issue to you pursuant to the 1991 Long-term Incentive Plan an option (the "Non-Compete Option") to acquire 25,000 shares of the Company's common stock, no par value (the "Common Stock") at an exercise price per share equal to the closing bid price of a share of Common Stock on the Nasdaq SmallCap Market as of the date of this Letter Agreement. The Company shall pay to you the Non-compete Cash Fee in equal monthly installments ratably over a four-month period commencing on November 15, 2000; provided, however, that you acknowledge and agree that the $20,000 previously forwarded to you by the Company in $10,000 installments on or about each of September 15 and October 15, shall be deemed payments to you of a portion of the Non-Compete Cash Fee and that, as of the date hereof, the remaining unpaid portion of the Non-compete Cash Fee is $40,000.

Carl Sahi
October 30, 2000
Page 4

                  6. April 28 Letter

                  By signing where indicated below, Appaloosa Management, L.P. ("Appaloosa") (in its individual capacity and in its capacity as collateral agent pursuant to the terms of that certain Convertible Note Purchase Agreement, dated as of April 28, 2000, between Appaloosa, the Company and the other entities party thereto), you and the Company each acknowledge and agree that this Letter Agreement satisfies the obligations of you and the Company provided for in the April 28 Letter. Appaloosa hereby waives any claims or rights it may have arising out of your and the Company's failure to execute the consulting agreement called for in the April 28 Letter within thirty days following the closing of the Company's financing with Appaloosa.

                  It is the intent of you and the Company that Appaloosa be a third party beneficiary of the rights of the Company pursuant to Sections 3 and 5 of this Letter Agreement.



                  7. Restrictions on Transfers of Securities

                  In return for your agreements set forth in this Letter Agreement the Company will lift the "window period" trading restrictions set forth in the Company's insider trading policy which is applicable to you as a director of the Company. The lifting of the window period trading restrictions is contingent upon you entering into an arrangement with your broker in connection with trades in the Company's securities which complies with Rule 10(b)5-1 (a "Rule 10(b)5-1 Program") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). There will be no volume or share price limitations on your trades in the Company's securities so long as such trades are made pursuant to a Rule 10(b)5-1 Program and otherwise comply with applicable law. Of course, any trades made by you pursuant to a Rule 10(b)5-1 Program will continue to be reportable under Section 16 of the Exchange Act so long as you remain a director of the Company.

                  8. Other Terms

                           (a) You acknowledge that the restrictions contained
in Sections 3 and 5 of this Letter Agreement are fair, reasonable and necessary to protect the legitimate business interests of the Company and that the Company will suffer irreparable harm in the event of any actual or threatened breach by you of Sections 3 or 5 of this Letter Agreement. You therefore consent to the entry of a restraining order, preliminary injunction or other court order to enforce those paragraphs and expressly waive any security that might otherwise be required in connection with such relief. You also agree that any request for such relief by the Company shall be in addition and without prejudice to any claim for monetary damages which the Company might elect to assert.

Carl Sahi
October 30, 2000
Page 5


                  (b) If any provision of this Letter Agreement is held to be unenforceable by a court, the remaining provisions shall be enforced to the maximum extent possible. If a court should determine that any provision of this Letter Agreement is overbroad or unreasonable, such provision shall be given effect to the maximum extent possible by narrowing or enforcing in part that aspect of the provision found overbroad or unreasonable.

                  (c) This Letter Agreement represents the entire agreement of the parties with respect to the subject matter covered and cannot be modified or amended except in a writing signed by both parties. The waiver by any party to this Letter Agreement of a breach of any of the provisions of this Letter Agreement shall not operate or be construed as a waiver of any subsequent or simultaneous breach.

                  (d) This Letter Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the laws of conflict, of the State of Connecticut. Any legal claim, suit, action or proceeding between the parties relating in any way to this Letter Agreement may be brought only in the courts of the State of Connecticut or of the United States of America located in Connecticut, and you hereby irrevocably consent to exclusive jurisdiction and venue in such courts and agree not to assert by way of motion, as a defense or otherwise, any claim that you are not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Letter Agreement may not be enforced in or by such courts. Nothing contained herein shall be deemed to prohibit or limit the right of the Company to sue or take action in any tribunal, wherever located, having jurisdiction over you or any of your assets.

                  (e) This Letter Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assignable by either party except with the prior written consent of the other party.

                  (f) This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  (g) The language used in this Letter Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

Carl Sahi
October 30, 2000
Page 6

                  (h) Subject to receipt of an executed copy of this Letter Agreement from Appaloosa, the effective date of this Letter Agreement shall be October 30, 2000. This Letter Agreement shall be void as to you and the Company if Appaloosa has not delivered to the Company an executed counterpart hereof within 20 days of the date hereof.

                  Please acknowledge your agreement with the foregoing terms and conditions by executing where indicated below and returning a duly executed copy to the Company.

                  On behalf of the Company, thank you for your years of service to Bio-Plexus. The Company looks forward to a continuing relationship with you and trusts that the terms set forth herein are acceptable to you.

                                   Very truly yours,

                                   BIO-PLEXUS, INC.



                                   By: /s/  John S. Metz
                                       ------------------------------------
                                       John S. Metz
                                       President and Chief Executive Officer

Agreed and Accepted to


/s/  Carl Sahi
----------------------------
Carl Sahi

Date:    10/30/00
     -----------------------

                                   Solely with respect to
                                   Section 6, Appaloosa
                                   Management, L.P.

                                   By: Appaloosa Partners, Inc., its general
                                         partner


                                   By: /s/    James E. Bolin
                                       ------------------------------------
                                       Name:    James E. Bolin
                                       Title:   Vice President